UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     March 16, 2011

West Marine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive Watsonville, California 95076

(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2011, the Governance and Compensation Committee of the Board of Directors of West Marine, Inc. (the “Company”), approved and adopted a plan that provides severance benefits for full-time associates employed by the Company in the United States at the vice president level or above whose employment is involuntarily terminated by the Company without "cause" or who terminate employment for “good reason” (both as defined in the plan) (“Eligible Officers”).  The plan does not provide benefits to an Eligible Officer if he or she:

o	is a party to any employment, termination or other agreement with the Company that provides for any form of separation payment or severance benefit upon a termination of employment;
o	voluntarily terminates employment for any reason other than “good reason;”
o	is involuntarily terminated for cause; or
o	terminates employment as a result of death or disability.

Severance benefits are conditional upon the Eligible Officer signing a general release, a confidentiality agreement and a non-disparagement agreement.

The severance benefits under the plan consist of:

(a) payments equal to the Eligible Officer’s weekly rate of base salary payable bi-weekly for the severance period based on the Eligible Officer’s position in the Company and years of service, as set forth in the following chart:

Position	Severance Period
	Less Than 1 Year of Service	1 But Less Than 5 Years of Service	5 or More Years of Service
Chief Executive Officer/President	52 weeks	60 weeks	78 weeks
Executive Vice President	35 weeks	40 weeks	52 weeks
Senior Vice President	27 weeks	31 weeks	40 weeks
Vice President/ Regional Vice President	17 weeks	20 weeks	26 weeks

plus (b) a pro-rated annual bonus for the fiscal year in which the termination of employment occurs, if, but only if, (i) the termination of employment occurs after mid calendar year and (ii) Company performance for the full fiscal year meets or exceeds the threshold level for bonus payout for that fiscal year under the bonus plan of the Company then in effect.  Any such pro-rated bonus will be payable on the same date that annual bonuses are paid to other Company officers for such fiscal year.

An Eligible Officer receiving severance benefits under the plan is required to mitigate the bi-weekly severance payment by promptly seeking comparable employment after termination, and any compensation received from such employment will reduce the bi-weekly severance payments.

Severance benefits terminate if the Eligible Officer dies or is reemployed by the Company during the severance period.

The foregoing summary description of the material terms of the plan is qualified in its entirety by reference to the severance plan filed as Exhibit 10.1 attached hereto and incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(a)           Not Applicable.

(b)           Not Applicable.

(c)           Not Applicable.

(d)           Exhibit:

10.1	West Marine, Inc. Executive Officer Severance Plan (management contract or compensatory plan or arrangement within the meaning of Item 601(b)(10)(iii) of Regulation S-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date:           March 22, 2011                                                 By:  /s/ Pamela J. Fields
Pamela J. Fields, Secretary